                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

        THIS AGREEMENT dated as of April 30, 1997 is made by and between NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST, a Delaware Business Trust ("TRUST"), ADVISERS MANAGERS TRUST, a New York Common Law Trust, NEUBERGER & BERMAN MANAGEMENT INCORPORATED, a New York Corporation and THE PENN INSURANCE and ANNUITY COMPANY("LIFE COMPANY"), a life insurance company organized under the laws of the State of Pennsylvania.

        WHEREAS, the parties hereto have previously entered into a Sales Agreement dated March 10, 1995, and a subsequent Assignment and Modification Agreement dated May 1, 1995 (together the "FUND PARTICIPATION AGREEMENT"), and the parties at that time only contemplated making available two series of the trust, the Limited Maturity Bond Portfolio and Balanced Portfolio, and

        WHEREAS, the LIFE COMPANY desires to invest in additional series of the TRUST;

        NOW THEREFORE, it is hereby agreed by and between the parties as follows:

        1. TRUST will hereby make available to the Separate Accounts of LIFE COMPANY shares of the selected series of the TRUST as listed on Appendix B, which Appendix may from time to time be updated by the parties hereto, for investment of purchase payments of Variable Contracts, allocated to the designated Separate Accounts.

        2. Terms used herein but not defined herein are to have the same meaning as in the FUND PARTICIPATION AGREEMENT. All other terms of the FUND PARTICIPATION AGREEMENT will remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the FUND PARTICIPATION AGREEMENT.

                                       NEUBERGER & BERMAN ADVISERS
                                       MANAGEMENT TRUST

                                       By
                                         --------------------
                                       Name:
                                       Title:

                                       ADVISERS MANAGERS TRUST

                                       By:
                                          -------------------
                                       Name:
                                       Title:

                                       NEUBERGER & BERMAN MANAGEMENT INC.

                                       By:
                                          -------------------
                                       Name:
                                       Title:

                                       THE PENN INSURANCE and ANNUTIY COMPANY

                                       By:
                                          -------------------
                                       Name:
                                       Title:

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                                  SCHEDULE A
Separate Accounts                                 Selected Portfolios
-----------------                                 -------------------

PIA Variable Annuity Account                      Limited Maturity Portfolio

                                                  Balanced Portfolio

                                                  Partners Portfolio